Exhibit 99.1

SGI REPORTS Q1 FISCAL 2011 FINANCIAL RESULTS

◦	Revenue: $112.9 million GAAP; $130.3 million non-GAAP

◦	Gross Margin: 27.5% GAAP; 28.3% non-GAAP

◦	Reaffirming previously announced financial guidance

FREMONT, Calif., November 3, 2010 - SGI (NASDAQ:SGI), a trusted leader in technical computing, today announced financial results for its first quarter of fiscal 2011.

“Our Q1 results are a solid start to FY11 as we grew revenues and expanded margins quarter-to-quarter, with strong performance in the Government and Cloud industries,” said Mark J. Barrenechea SGI CEO. “Customers are responding well to our new line of products, including Altix UV and COPANTM. We are reaffirming our previously announced guidance.”

Business and Financial Highlights

◦
Shipped Altix UV to 49 customers in the quarter including: University of Tohoku, University of Minnesota (in partnership with NIH), Catalonia Supercomputing Centre, University of Queensland, University of São Paulo, Los Alamos National Laboratory, Agency for Science, Technology and Research

◦	Altix UV enters pharma and biotech industry with Altix UV sales to Merck and Biogemma and GenomeQuest teams with SGI to create Whole-Genome Analysis Architecture

◦	Announced support for Oracle 11g for the Altix UV

◦
Customer successes include: Sandia, Los Alamos National Labs, Amazon, Motorola, Microsoft, Carbonite, Stanford University, Raytheon, Northup Grumman and COSMOS Consortium with Professor Stephen Hawking

◦	Shipped COPAN 400T during the quarter

◦	Partnered with DARPA and Intel to help deliver future Exascale computing

◦	First full quarter of LSI channel partnership - delivered revenue in the quarter

◦	International business provided 26% of non-GAAP revenue

◦	Channel business provided 28% of non-GAAP revenue

◦	Solid industry performance: Intelligence, Cloud, Department of Defense, US National Laboratories, Education and Research, Manufacturing, Telecommunications and Financial Services

Summary of Results

	Non-GAAP Results			GAAP Results
	Q1 FY11	Q4 FY10	Q1 FY10	Q1 FY11	Q4 FY10	Q1 FY10
Revenue (million)	$130.3	$122.2	$122.7	$112.9	$101.6	$100.1
Gross Margin	28.3%	24%	28.4%	27.5%	19.3%	22.3%
OPEX (million)	$39.9	$43.0	$38.3	$42.1	$44.3	$40.8
EPS (Loss)	$(0.06)	$(0.55)	$(0.09)	$(0.37)	$(0.91)	$(0.60)

SGI ended Q1 FY11 with $98.9 million in cash (includes restricted cash, equivalents and investments), a $41.9 million decrease from the prior quarter. $32.3 million in cash was used to fund customer orders.

Starting in Q1 FY 11, we have adopted new revenue recognition accounting standards. These new standards did not impact our non-GAAP results. For our Q1 GAAP results, $12.3 million of revenue and 210 basis points of gross margin were directly attributed to adoption of these new standards.

Fiscal Year 2011 Guidance
For fiscal year 2011, SGI is reaffirming its previously announced non-GAAP guidance:

◦	Revenue between $550 million and $575 million

◦	Gross margin between 27% and 30%

◦	Operating expenses between $165 million and $171 million

◦	EPS breakeven

Conference Call Information
SGI will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company's website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 18407965.

About SGI
SGI, a trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements; including statements regarding SGI's guidance for 2011 financial performance, general business outlook and anticipated product performance and offerings. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI's more extensive international operations; economic conditions impacting the purchasing decisions of SGI's customers; SGI operates in a very competitive market, and increased competition and competitors' new products, have in the past, and may continue, to cause pricing pressure on SGI's products, which would negatively affect SGI's gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI's financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI's gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI's business, financial condition and results of operations is included in SGI's annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on September 8, 2010, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI's management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company's transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, and inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, stock based compensation, restructuring and acquisition-related charges. Non-GAAP net income/(loss) per share excludes the same items as discussed above and, as well, the related tax effects of the applicable items and realized losses on Auction Rate Securities. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company's core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance in the same way that management evaluates SGI's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

Contact Information:
Erik Bylin
SGI
Investor Relations
510-933-8088
investorrelations@sgi.com

SGI and its product names are trademarks or registered trademarks of Silicon Graphics International Corp. All other trademarks are property of their respective holders.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 24, 2010	June 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$88,207	$129,343
Current portion of restricted cash and cash equivalents	167	830
Accounts receivable, net	96,320	79,464
Inventories	105,358	89,929
Deferred cost of revenue	57,262	45,255
Prepaid expenses and other current assets	15,625	15,967
Total current assets	362,939	360,788
Non-current portion of restricted cash and cash equivalents	3,102	3,102
Long-term investments	7,386	7,475
Property and equipment, net	26,470	28,172
Intangible assets, net	15,203	16,223
Non-current portion of deferred cost of revenue	51,580	49,109
Other assets	32,659	32,343
Total assets	$499,339	$497,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,974	$49,204
Accrued compensation	18,660	21,885
Other current liabilities	26,653	27,608
Current portion of deferred revenue	152,846	137,596
Total current liabilities	246,133	236,293
Non-current portion of deferred revenue	92,471	91,989
Long-term income taxes payable	22,333	21,715
Other non-current liabilities	12,550	12,286
Total liabilities	373,487	362,283

Stockholders' equity	125,852	134,929
Total liabilities and stockholders' equity	$499,339	$497,212

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 24, 2010	June 25, 2010	September 25, 2009

Revenue	$112,894	$101,637	$100,123
Cost of revenue	81,897	82,022	77,755

Gross profit	30,997	19,615	22,368

Operating expenses:
Research and development	13,753	14,879	11,345
Sales and marketing (1)	14,938	18,020	14,767
General and administrative (1)	12,754	12,538	13,811
Restructuring	635	1,561	503
Acquisition-related	—	(2,707)	411
Total operating expenses	42,080	44,291	40,837

Loss from operations	(11,083)	(24,676)	(18,469)

Total other income (expense):
Interest income, net	130	103	124
Other income (expense), net	415	(3,608)	605
Total other income (expense)	545	(3,505)	729
Loss from continuing operations before income taxes	(10,538)	(28,181)	(17,740)
Income tax provision (benefit) from continuing operations	649	(511)	62
Net loss from continuing operations	(11,187)	(27,670)	(17,802)

Income from discontinued operations, net of tax	—	63	180

Net loss	$(11,187)	$(27,607)	$(17,622)

Net income (loss) per share, basic and diluted:
Continuing operations	$(0.37)	$(0.91)	$(0.60)
Discontinued operations	—	—	0.01
Basic and diluted net loss per share	$(0.37)	(0.91)	$(0.59)

Shares used in computing basic and diluted net loss per share	30,536	30,121	29,893

Share-based compensation by category is as follows:
Cost of revenue	$178	$126	$264
Research and development	162	213	191
Sales and marketing	209	181	(67)
General and administrative	643	617	798
Continuing operations	1,192	1,137	1,186
Discontinued operations	—	—	(106)
Total	$1,192	$1,137	$1,080

(1) For the three months ended September 25, 2009, amounts were reclassed from sales and marketing expense to research and development expense to conform to current period presentation. Reclassification to conform to management reporting.

Silicon Graphics International Corp.
Q1 FISCAL 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended September 24,			Three Months Ended June 25,			Three Months Ended September 25,
	2010		2010	2010		2010	2009		2009
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

TOTAL REVENUES	$112,894	$17,394	$130,288	$101,637	$20,568	$122,205	$100,123	$22,578	$122,701
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(17,394)	17,394	—	(20,568)	20,568	—	(22,578)	22,578	—

COST OF REVENUES	$81,897	$11,469	$93,366	$82,022	$10,867	$92,889	$77,755	$10,055	$87,810
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(12,106)	12,106	—	(11,368)	11,368	—	(12,093)	12,093	—
Amortization of intangible assets (3)	459	(459)	—	360	(360)	—	334	(334)	—
Inventory step up (4)	—	—	—	15	(15)	—	1,440	(1,440)	—
Stock-based compensation (6)	178	(178)	—	126	(126)	—	264	(264)	—

GROSS PROFIT	$30,997	$5,925	$36,922	$19,615	$9,701	$29,316	$22,368	$12,523	$34,891

GROSS MARGIN %	27.5%		28.3%	19.3%		24%	22.3%		28.4%

OPERATING EXPENSES	$42,080	$(2,210)	$39,870	$44,291	$(1,267)	$43,024	$40,837	$(2,533)	$38,304
Included in the above results:
Amortization of intangible assets (3)	561	(561)	—	1,402	(1,402)	—	1,108	(1,108)	—
Stock-based compensation (5)	1,014	(1,014)	—	1,011	(1,011)	—	922	(922)	—
Restructuring (6)	635	(635)	—	1,561	(1,561)	—	503	(503)	—
Acquisition related (7)	—	—	—	(2,707)	2,707	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(11,083)	$8,135	$(2,948)	$(24,676)	$10,968	$(13,708)	$(18,469)	$15,056	$(3,413)

OPERATING MARGIN %	(9.8)%		(2.3)%	(24.3)%		(11.2)%	(18.4)%		(2.8)%

OTHER INCOME, Net (8)	$545	$1,214	1,759	$(3,505)	—	(3,505)	$729	—	729

INCOME TAX EFFECTS: PROVISION/(BENEFIT) (9)	$649	—	$649	$(511)	—	$(511)	$62	$56	$118

NET PROFIT/(LOSS) FROM CONTINUING OPERATIONS	$(11,187)		$(1,838)	$(27,670)		$(16,702)	$(17,802)		$(2,802)

NET PROFIT/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.37)		$(0.06)	$(0.91)		$(0.55)	$(0.6)		$(0.09)

SHARES USED IN COMPUTING NET LOSS PER SHARE	30,536		30,536	30,121		30,121	29,893		29,893

NOTES:

(1)
This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules previously referred to as part of Statement of Position 97-2 (SOP 97-2) now codified as ASC 985-605 -- $17,394, $20,568 and $22,578 for revenues, $12,106, $11,368 and $12,093 for cost of revenues in the periods ending September 24 and June 25, 2010 and September 25, 2009 respectively.

(3)
Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $459, $360 and $334 under cost of revenues, $561, $1,402 and $1,108 under operating expenses in the periods ending September 24 and June 25, 2010 and September 25, 2009 respectively. Estimated future annual amortization expense related to intangible assets as of June 25, 2010 is as follows:

Fiscal 2011	4,643
Fiscal 2012	3,902
Fiscal 2013	3,113
Fiscal 2014	2,644
Fiscal 2015	300
Fiscal 2016	300
Fiscal 2017	300
$15,203

(4)
Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $15 and $1,440 in the periods ending June 25 and September 25, 2010. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which $2,168 of this inventory step up remains to flow through cost of revenue in future periods.

(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended September 24,2010			Three Months Ended June 25,2010			Three Months Ended September 25,2009
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenues	$179	$(179)	—	$126	$(126)	—	$264	$(264)	—
Research & Development	162	(162)	—	213	(213)	—	191	(191)	—
Sales & Marketing	209	(209)	—	181	(181)	—	(67)	67	—
General & Administrative	643	(643)	—	617	(617)	—	798	(798)	—
Total stock-based compensation	$1,192	$(1,192)	—	$1,137	$(1,137)	—	$1,186	$(1,186)	—

(6)	Restructuring expenses relating to personnel and facilities of $635, $1,561 and $503 in the periods ending September 24 and June 25, 2010 and September 25, 2009 respectively.

(7)	Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc of $2,707 in the period ending June 25, 2010.

(8)	Excludes realized loss of $1,214 relating to a recognition of a loss on Auction Rate Securities as a result of the Company's intent to sell securities.

(9)	Estimated income tax effect related to GAAP to non-GAAP adjustments.